UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2012

ADVANCED VENTURES CORP. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	333-169861 (Commission File Number)	42-1772663 (IRS Employer Identification No.)

No. 6 Houjiayu, Wangzuoxiang Beijing, China (Address of principal executive offices)	100000 (Zip Code)

Registrant's telephone number, including area code +852-53872543

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
          (17 CRF 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 6, 2012, the Board of Directors of Advanced Ventures Corp. (the "Company") approved an increase in the size of the Board of Directors to three members. Also effective on July 6, 2012 the Board of Directors of the Company accepted the resignation of Xu Fei as Chief Financial Officer of the Company. On the same date, the Board of Directors accepted the consent to act of Benson Lim and appointed Mr. Lim as Chief Financial Officer and a director of the Company. In addition, the Board of Directors accepted the consent to act of Brandon Low and appointed Mr. Low as Chief Operating Officer and a director of the Company.

Biography of Benson Lim

Mr. Lim has over 7 years of experience in various leadership positions. He received a Bachelor of Business (Banking and Finance, Honours) from Nanyang Technological University in Singapore. From Jun 2007 through June 2009, Mr. Lim worked as a management associate with Citigroup in Singapore. During his 2 years with Citigroup, Mr. Lim was involved mainly in the credit risk control department which is where he gained his professional grounding and development as a finance controller. From June 2008 to October 2010, Mr. Lim worked with HSR Property Group where he was involved in the real estate business where he built and led a team of over 30 realtors and created total sales up to US$500 million. From January 2010 to May 2012, Mr. Lim was the Managing Director and Vice President of Sales and Marketing of United Gene Healthcare, a Hong Kong based healthcare company, dealing with the distribution of biomedical equipment and products. Mr. Lim was mainly in charge of expanding the business portfolio and sales channel of the company in the Asia pacific region. Over his past 3 years with United Gene Healthcare, he managed to increase the company's turnover by multiple folds and generated an annual turnover of US$20 million. He also helped the company expand its service centers from Hong Kong to over 30 cities in China, Taiwan and the Southeast Asia region.

Biography of Brandon Low

Mr. Low has nearly 10 years of experience in financial accounting and reporting. He received a Bachelor of Engineering, Mechanical and Production degree from Nanyang Technological University in Singapore. From 2006-2007, Mr. Low worked with Xango LLC where he was responsible for the company's market development in Malaysia and Indonesia. From From February 2007 to July 2008, Mr. Low was the General Manager of Winalite International Pte. Ltd. and from July 2008 to July 2009 he was the Vice-President, Operations & Finance for Coslab Global Pte Ltd.

As a result of the changes set forth above, the Company's current directors and Executive Officers are as follows:

Name	Position
Xu Fei	President, Chief Executive Officer, Secretary, Treasurer and a Director
Benson Lim	Chief Financial Officer and a director
Brandon Low	Chief Operating Officer and a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 9, 2012

ADVANCED VENTURES CORP.
By:	/s/ Benson Lim
Name:	Benson Lim
Title:	Chief Financial Officer and Director